UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE OMMISSION	OMB Number: 3235-0059
Washington, D.C. 20549	Expires: January 31, 2008
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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GERON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GERON CORPORATION

230 Constitution Drive
Menlo Park, CA 94025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 24, 2006

To the Stockholders of Geron Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GERON CORPORATION, a Delaware corporation (the Company), will be held on Wednesday, May 24, 2006, at 8:30 a.m. local time at the Company’s headquarters, 230 Constitution Drive, Menlo Park, California 94025, for the following purposes:

1.	To elect the members of Class I of the Board of Directors to serve for the following three years or until their successors are elected and qualified;

2.	To amend the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock to 200,000,000 shares;

3.	To approve the Company’s 2006 Directors’ Stock Option Plan, to replace the 1996 Directors’ Stock Option Plan, which is expiring;

4.	To ratify appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

5.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on Friday, March 20, 2006, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. Shares of common stock may be voted at the meeting only if the holder is present at the meeting in person or by valid proxy.

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, sign, date and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors,

David L. Greenwood
Secretary

Menlo Park, California
April 3, 2006

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

GERON CORPORATION
230 Constitution Drive
Menlo Park, CA 94025

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement is being furnished to stockholders of Geron Corporation, a Delaware corporation (the Company), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on May 24, 2006, at 8:30 a.m. local time (the Annual Meeting), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company’s headquarters at 230 Constitution Drive, Menlo Park, California 94025. This proxy statement and accompanying proxy card are being mailed to all stockholders entitled to vote at the Annual Meeting on or about April 10, 2006.

Solicitation and Voting of Proxies

Only holders of record at the close of business on Friday, March 20, 2006, (the Record Date) will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At the close of business on the Record Date, there were 65,279,569 shares of common stock, par value $0.001 per share (the Common Stock), outstanding. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by mail, telephone or other electronic means, or in person, by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services. In addition, the Company has retained the Altman Group to assist in the solicitation of proxies by mail, telephone or other electronic means, or in person, for a fee of approximately $5,500 plus expenses relating to the solicitation.

Quorum Requirement and Votes Required for the Proposals

In order to constitute a quorum and to transact business at the Annual Meeting, a majority of the outstanding shares of Common Stock on the Record Date must be represented at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a plurality of the aggregate votes present, in person or by proxy, at the Annual Meeting. Accordingly, abstentions will not affect the outcome of the election of candidates for director. The election of directors is a matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal. Stockholders are not permitted to cumulate their shares for the purpose of electing directors or otherwise.

The proposal to amend the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock to 200,000,000 shares requires the affirmative vote of a majority of the issued and outstanding shares of common stock. Accordingly, proxies reflecting abstentions or broker non-votes as to this proposal will be treated as votes against the amendment.

The proposal to approve the 2006 Directors’ Stock Option Plan (the 2006 Directors Plan) requires the affirmative vote of a majority of the aggregate votes present, in person or by proxy, and entitled to vote at the Annual Meeting. Accordingly, proxies reflecting abstentions as to this proposal will be treated as votes against the 2006 Directors Plan. Broker non-votes, however, will be treated as unvoted for purposes of this proposal, and thus will not be counted as votes for or against the 2006 Directors Plan.

The proposal to ratify the selection of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2006 requires the affirmative vote of a majority of the aggregate votes present, in person or by proxy, and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. However, the ratification of our selection of Ernst & Young LLP is a matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal.

Geron Plan Participants

Participants in the Geron 401(k) Plan will receive a proxy that incorporates all shares owned through the Geron 401(k) Plan, assuming the shares are registered in the same name. The proxy will serve as voting instructions for the trustee of the 401(k) Plan. If the proxy is not voted, the plan trustee will vote those shares in the same proportion as other 401(k) participants vote their 401(k) Plan shares.

Shares purchased through the Geron Employee Stock Purchase Plan will follow standard brokerage industry practices. Shares held in the name of the broker will be voted on behalf of the holder on certain routine matters. To the extent the brokerage firm votes shares on the behalf of the holder, the shares will be counted for the purpose of determining a quorum.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one (1) copy of this proxy may have been sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver copies of the proxy statement and annual report to any stockholder who contacts the Company’s investor relations department at (650) 473-7765 or by mail addressed to Investor Relations, Geron Corporation, 230 Constitution Drive, Menlo Park, California 94025, requesting such copies. If a stockholder is receiving multiple copies of the proxy statement and annual report at the stockholder’s household and would like to receive a single copy of the proxy statement and annual report for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.

Voting Via the Internet or by Telephone

Most beneficial owners whose stock is held in street name receive voting instruction forms from their banks, brokers, or other agents, rather than the Company’s proxy card.

A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet grants of proxies. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may grant your proxy for those shares telephonically by calling the telephone number shown on the form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ website http://www.proxyvote.com.

Submitting your proxy via the Internet or by telephone will not affect your right to revoke your proxy and vote in person, should you decide to attend the Annual Meeting.

The telephone and Internet proxy granting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their proxy granting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting proxies via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary at the Company’s offices, 230 Constitution Drive, Menlo Park, California 94025, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

MATTERS TO BE CONSIDERED AT THE 2006 ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors consists of seven members. The Company’s Bylaws provide for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with staggered terms of office. The Company’s Bylaws also provide that upon expiration of the term of office for a class of directors, nominees for such class will be elected for a term of three years or until their successors are duly elected and qualified.

The term of office of the Class I directors will expire in May 2006, and three nominees for director are to be elected as Class I directors. The three nominees are Thomas B. Okarma, Ph.D., M.D., John P. Walker and Patrick J. Zenner. The Class II directors, Thomas D. Kiley, Esq. and Edward V. Fritzky, have one year remaining on their term of office. The Class III directors, Alexander E. Barkas, Ph.D. and Charles J. Homcy, M.D., have two years remaining on their term of office.

The Board of Directors has selected three nominees for Class I directors, all of whom are currently directors of the Company. The three candidates receiving the highest number of affirmative votes of the shares represented and entitled to vote at the Annual Meeting will be elected as Class I directors of the Company. Accordingly, abstentions will not affect the outcome of the proposal. The election of directors is a matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

Set forth below is information regarding the nominees for Class I director, the periods during which he has served as director, and information furnished by him as to principal occupations and directorships held by him in corporations whose shares are publicly registered.

NOMINEE FOR ELECTION TO THE BOARD OF DIRECTORS
For a Three Year Term Expiring at the
2009 Annual Meeting

Class I Directors (Term Expiring at the 2009 Annual Meeting)

Name	Age	Principal Occupation/Position with the Company
Thomas B. Okarma, Ph.D., M.D.	60	President and CEO
John P. Walker	57	Private Investor/Consultant
Patrick J. Zenner	59	Former President and CEO, Hoffmann La-Roche, Inc., North America

Thomas B. Okarma, Ph.D., M.D., has served as the Company’s President, Chief Executive Officer and a director since July 1999. He is also a director of Geron Bio-Med Limited, a United Kingdom company and the Company’s wholly-owned subsidiary and TA Therapeutics, Ltd, a Hong Kong company and a joint venture between the Company and Biotechnology Research Corporation of Hong Kong. From May 1998 until July 1999, Dr. Okarma was the Vice President of Research and Development of the Company. From December 1997 until May 1998, Dr. Okarma was Vice President of Cell Therapies of the Company. From 1985 until joining Geron, Dr. Okarma, the scientific founder of Applied Immune Sciences, Inc., served initially as its Vice President of Research and Development and then as its Chairman and Chief Executive Officer until 1995 when it was acquired by Rhone-Poulenc Rorer. Dr. Okarma was a Senior Vice President at Rhone-Poulenc Rorer from the time of the acquisition of Applied Immune Sciences, Inc. until December 1996. From 1980 to 1985, Dr. Okarma was a member of the faculty of the Department of Medicine at Stanford University School of Medicine. Dr. Okarma holds an A.B. from Dartmouth College and a M.D. and Ph.D. from Stanford University.

John P. Walker has served as a director of the Company since April 1997. Since 2001, Mr. Walker acting as a consultant and investor has served as an Investment Advisor to MDS Capital Corporation, Interim Chief Executive Officer of KAI Pharmaceuticals, Chairman and Interim Chief Executive Officer at Guava Technologies, Chairman and Chief Executive Officer of Bayhill Therapeutics and Chairman and Interim Chief Executive Officer of Centaur, Inc. From 1993 to 2001, he was Chairman, Chief Executive Officer and a director of Axys Pharmaceuticals Inc. and its predecessor company, Arris Pharmaceutical Corporation. Prior to his association with Arris, Mr. Walker was the Chairman and Chief Executive Officer of Vitaphore Corporation, a biomaterials company which was sold to Union Carbide Chemical and Plastics Company Inc. in 1990. From 1971 to 1985, Mr. Walker was employed by American Hospital Supply Corporation in a variety of general management, sales and marketing positions, most recently serving as President of the American Hospital Company. Mr. Walker is a director of Renovis, Inc. and certain other privately held biotechnology companies. He holds a B.A. from the State University of New York at Buffalo and is a graduate of the Advanced Executive Program, J.L. Kellogg Graduate School of Management at Northwestern University.

Patrick J. Zenner has served as a director of the Company since July 2001. Currently, he is serving as interim Chief Executive Officer for CuraGen Corporation, a genomics-based biopharmaceutical company. From 1969 until January 2001, Mr. Zenner held a series of executive managerial positions with Hoffmann La-Roche, Inc., North America, the prescription drug unit of the Roche Group, a leading research-based health care enterprise. He retired as President and Chief Executive Officer in January 2001. Mr. Zenner has been a board member of numerous associations including the Pharmaceutical Research and Manufacturers Association, the Health Care Institute of New Jersey, the American Foundation for Pharmaceutical Education, the American Society of Hospital Pharmacists Foundation, the Health Care Leadership Council and the Biotechnology Industry Organization. He is also a director of Arqule, Inc., Curagen Corporation, Dendrite International, Exact Sciences, First Horizon Pharmaceutical Corporation, Praecis Pharmaceuticals, XOMA Ltd. and West Pharmaceutical Services. Mr. Zenner holds a B.S.B.A. from Creighton University and a M.B.A. from Fairleigh Dickinson University. He serves on the Board of Trustees for both universities.

The Board of Directors Unanimously Recommends That Stockholders
Vote FOR the Election of Each Nominee to the Board of Directors

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Set forth below is information regarding the continuing Class II and Class III directors of the Company, including their ages, the periods during which they have served as directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

Class II Directors (Term Expiring at the 2007 Annual Meeting)

Name	Age	Principal Occupation/Position with the Company
Thomas D. Kiley, Esq.	62	Attorney-at-law
Edward V. Fritzky	55	Former Chairman, CEO and President, Immunex Corporation

Thomas D. Kiley, Esq., has served as a director of the Company since September 1992. Mr. Kiley is also a director of Connetics Corp. and certain privately held biotechnology companies. He has been self-employed since 1988 as an attorney, consultant and investor. From 1980 to 1988, he was an officer of Genentech, Inc., a biotechnology company, serving variously as Vice President and General Counsel, Vice President for Legal Affairs and Vice President for Corporate Development. From 1969 to 1980, he was with the Los Angeles law firm of Lyon & Lyon and was a partner at the firm from 1975 to 1980. Mr. Kiley holds a B.S. in Chemical Engineering from Pennsylvania State University and a J.D. from George Washington University.

Edward V. Fritzky has served as a director of the Company since July 1998. He served as a director and advisor to Amgen Corporation from July 2002 to May 2005. He served as Chief Executive Officer and Chairman of Immunex Corporation from January 1994 to July 2002. Mr. Fritzky is also a director of Sonosite, Inc. and Jacobs Engineering Group, Inc. Mr. Fritzky served as President of Lederle Laboratories, a division of American Cyanamid, from 1992 to 1994, and as Vice President of Lederle Laboratories from 1989 to 1992. Prior to joining Lederle Laboratories, Mr. Fritzky was an executive of Searle Pharmaceuticals, Inc., a subsidiary of the Monsanto Company. During his tenure at Searle, Mr. Fritzky was Vice President of Marketing in the United States, and later President and General Manager of Searle Canada, Inc. and Lorex Pharmaceuticals, a joint venture company. Mr. Fritzky is also the Trustee of the Fred Hutchinson Cancer Center. Mr. Fritzky holds a B.A. from Duquesne University and is a graduate of the Advanced Executive Program, J.L. Kellogg Graduate School of Management at Northwestern University.

Class III Directors (Term Expiring at the 2008 Annual Meeting)

Name	Age	Principal Occupation/Position with the Company
Alexander E. Barkas, Ph.D.	58
Managing Member, Prospect Management Company, LLC, the General Partner of Prospect Venture Partners L.P.; Managing Member, Prospect Management Co. II, LLC, the General Partner of Prospect Venture Partners II, L.P. and Prospect Associates II, L.P.; and Managing Member, Prospect Management Co. III, LLC.; the General Partner of Prospect Venture Partners III, L.P.

Charles J. Homcy, M.D.	57	President and CEO, Portola Pharmaceuticals, Inc.

Alexander E. Barkas, Ph.D., has served as Chairman of the Board since July 1993 and as a director of the Company since March 1992. Dr. Barkas is also a director of Tercica, Inc. and several privately held medical technology companies. From March 1992 until May 1993, he served as President and Chief Executive Officer of the Company. He is a founding partner of Prospect Venture Partners, a venture capital investment firm formed in October 1997. Dr. Barkas was a partner with Kleiner Perkins Caufield & Byers, a venture capital investment firm, from 1991 to October 1997. He holds a B.A. from Brandeis University and a Ph.D. from New York University.

Charles J. Homcy, M.D., has served as a director of the Company since July 2005 and is currently President and Chief Executive Officer of Portola Pharmaceuticals, Inc. From January 2003 to November 2003, Dr. Homcy served as senior R&D advisor at Millenium Pharmaceuticals, having joined them in 2002 as President, Research and Development. Prior to that, he served as Executive Vice President, Research and Development of COR Therapeutics, Inc. from 1995 to 2002 and as a director of COR from January 1998 to 2002. Since 1997, Dr. Homcy has been Clinical Professor of Medicine, University of California at San Francisco Medical School and attending physician at the San Francisco VA Hospital. From 1994 until 1995, Dr. Homcy was president of the medical research division of American Cyanamid Company-Lederle Laboratories (now a division of Wyeth-Ayerst Laboratories). From 1990 until 1994, Dr. Homcy was executive director of the cardiovascular and central nervous system research section at Lederle Laboratories. From 1991 to 1995, Dr. Homcy also served as attending physician at The Presbyterian Hospital, College of Physicians and Surgeons, at Columbia University in New York. From 1979 to 1990, he was attending physician at Massachusetts General Hospital and an Associate Professor of Medicine at Harvard Medical School. Dr. Homcy is also a member of the board of directors of Millennium Pharmaceuticals, Cytokinetics and Kosan Biosciences. Dr. Homcy received his B.A. and M.D. degrees from the Johns Hopkins University in Baltimore.

There are no family relationships among executive officers or directors of the Company. There are no current legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business to which the executive officers, directors or the Company are a party. There are no current, nor in the past five years have been any legal proceedings involving any director or executive officer related to (i) federal bankruptcy, (ii) criminal proceedings, (iii) federal or state securities laws or (iv) any judgment, decree or order enjoining a director or officer from acting as an investment advisor, broker or dealer of securities or engaging in any type of business practice.

Board Committees and Meetings

During the fiscal year ended December 31, 2005, the Board of Directors held six meetings and acted by written consent on three occasions. The Board has an Audit Committee, a Compensation Committee, a Stock Option Committee and a Nominating Committee. During the fiscal year ended December 31, 2005, each of the incumbent directors attended 100% of the meetings of the Board and the committees on which he served. Currently the Company does not maintain a formal policy regarding director attendance at the Annual Meeting of Stockholders. However, it is expected that, absent compelling circumstances, directors will be in attendance. Last year all six incumbent directors were in attendance.

Audit Committee.   The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. The Audit Committee, which is comprised of Messrs. Fritzky, Kiley and Walker, met five times in 2005 and acted by written consent on five occasions. All of the members of the Audit Committee are “independent,” as that term is defined by Nasdaq Marketplace Rule 4200(a)(15). The Board of Directors has determined that all of the members of the Audit Committee are financially literate and that at least one member of the Audit Committee, Mr. Walker, has accounting and financial management expertise. The Audit Committee’s responsibilities include: (i) recommending the selection of the Company’s independent registered public accounting firm to the Board of Directors and pre-approval of any fees paid to such firm, (ii) consulting with the independent auditors with regard to the plan and scope of the audit, (iii) reviewing, in consultation with the independent auditors, their report of the audit or proposed report of the audit, and the accompanying management letter, if any, and (iv) consulting with the independent auditors and management with regard to the adequacy of the Company’s internal controls. See more information about the Audit Committee in the Audit Committee report on page 22.

Compensation Committee.   The Compensation Committee, which is comprised of Dr. Barkas and Mr. Zenner, met two times in 2005 and acted by written consent on four occasions. All of the members of the Compensation Committee are “independent,” as that term is defined by Nasdaq Marketplace Rule 4200(a)(15). The Compensation Committee makes recommendations concerning salaries and incentive compensation, administers the incentive compensation and benefit plans of the Company, and performs such other functions regarding compensation as the Board may delegate. In addition, the Compensation Committee has exclusive authority to administer the 2002 Equity Incentive Plan with respect to executive officers and directors. The Compensation Committee charter was adopted in March 2004. See more information about the Compensation Committee in the Compensation Committee report on page 18.

Stock Option Committee.   The Stock Option Committee was formed in December 1996 in order to provide timely option grants to new employees and consultants (other than executive officers and directors of the Company) and currently consists of one member, Dr. Okarma. The Stock Option Committee has limited authority to administer the Company’s 2002 Equity Incentive Plan concurrently with the Compensation Committee. The Stock Option Committee has the authority to grant options for up to 20,000 shares of Common Stock to only new employees and consultants in accordance with procedures approved by the Board of Directors. The Stock Option Committee acted by written consent on 16 occasions during fiscal 2005.

Nominating Committee.   The Nominating Committee was formed in February 2001 in order to make recommendations to the Board for candidates to be nominated for election or re-election as a director by the stockholders or by the Board. The members of the Nominating Committee are Dr. Barkas and Mr. Fritzky. All members of the Nominating Committee are “independent” as defined in the Nasdaq Marketplace Rules. The Nominating Committee met one time during fiscal 2005. The Nominating Committee will consider nominees for director nominated by stockholders upon submission in writing to the Secretary of the Company of the names of such nominees in accordance with the Company’s Bylaws.

The Nominating Committee will investigate, evaluate and interview, as appropriate, a director candidate with regard to his or her individual characteristics as well as how those characteristics fit with the needs of the Board of Directors as a whole. Specific qualifications and the process for identification and recommendation of director candidates are provided in more detail on page 25.

Compensation of Directors

Fees

Beginning on June 1, 2005, non-employee directors currently receive the following cash compensation:

(i)	Twenty Thousand Dollars ($20,000) per year, plus an additional Ten Thousand Dollars ($10,000) for service as Chair of the Board or the Audit Committee and an additional Five Thousand Dollars ($5,000) for service as Chair of the Compensation Committee or the Nominating Committee of the Board; plus

(ii)	One Thousand Five Hundred Dollars ($1,500) for each regular or special Board meeting attended by such director in person, and Seven Hundred Fifty Dollars ($750) for each regular or special Board meeting attended by such director by telephone or videoconference; plus

(iii)	For members of the Audit Committee, Nominating Committee and the Compensation Committee of the Board, Seven Hundred Fifty Dollars ($750) for each meeting of either such committee attended by such director in person, and Two Hundred Fifty Dollars ($250) for each meeting of either such committee attended by such director by telephone or videoconference; plus

(iv)	Reimbursement for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors.

The annual director compensation under (i) above shall be payable on the date of the annual meeting of stockholders with respect to the preceding twelve-month period (or a pro rata portion of such amount if such director served for less than a full year), in cash or, at each director’s election, in shares of Common Stock granted under Section 12 of the Company’s 2002 Equity Incentive Plan. The per-meeting compensation under (ii) and (iii) above shall be payable in cash within ten business days after each meeting.

On May 6, 2005 the Company issued shares of Common Stock to the following directors in payment of the annual director compensation:

Director	Number of Shares Issued Under the 2002 Equity Incentive Plan	Price Per Share
Barkas, Alexander	3,125	$6.40
Fritzky, Edward	1,875	$6.40
Kiley, Thomas	1,875	$6.40
Walker, John	2,187	$6.40

The remaining eligible director received a cash payment of $12,000.

Directors’ Stock Option Plan

See discussion of stock option grants for non-employee directors on page 9, under Proposal 3.

PROPOSAL 2

APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company’s Restated Certificate of Incorporation to increase the Company’s authorized number of shares of Common Stock from 100,000,000 shares to 200,000,000 shares.

The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the current outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of the Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment to the Company’s Restated Certificate of Incorporation, in substantially the form of Appendix 1 hereto, with the Secretary of State of the State of Delaware.

In addition to the 65,279,569 shares of Common Stock outstanding as of March 20, 2006, the Board has reserved 14,861,849 shares for issuance upon exercise of options and rights granted under the Company’s stock option and stock purchase plans and up to approximately 6,299,241 shares of Common Stock which may be issued upon exercise of warrants and future milestone obligations.

Although at present the Board of Directors has no plans to issue additional shares of Common Stock other than as described above, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the Company’s business through the acquisition of other businesses or technologies.

The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company in connection with the Share Purchase Rights Plan adopted by the Board in July 2001. The Rights Plan is to protect stockholders’ interest in the event the Company is confronted with coercive takeover tactics. Pursuant to the Rights Plan, all holders of Common Stock were issued Rights that, under certain circumstances related to an acquisition of shares not approved by the Board of Directors, would allow them to acquire additional shares of Common Stock at a low price. Although this proposal to increase the authorized number of shares of Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

REQUIRED VOTE

Stockholders are requested in this Proposal 2 to approve this amendment to the Company’s Restated Certificate of Incorporation. The affirmative vote of a majority of the issued and outstanding shares of common stock will be required to approve this proposal. Accordingly, proxies reflecting abstentions or broker non-votes as to this proposal will be treated as votes against the amendment.

The Board of Directors Unanimously Recommends That
Stockholders Vote FOR Proposal 2

PROPOSAL 3

APPROVAL OF 2006 DIRECTORS’ STOCK OPTION PLAN

The Company’s stockholders are being asked to approve the adoption of the 2006 Directors’ Stock Option Plan (the 2006 Directors Plan) at this Annual Meeting.

On January 27, 2006, the Board of Directors adopted the 2006 Directors Plan, subject to stockholder approval. The Board believes the proposed 2006 Directors Plan is essential to maintain balanced and competitive total compensation for Board members. The Company currently grants options to non-employee directors under the 1996 Directors’ Option Plan, as amended (the 1996 Directors Plan), which was approved by the Company’s Board in June 1996 and approved by stockholders in July 1996. As of March 20, 2006, 90,000 shares of the Company’s Common Stock remained available for future grants under the 1996 Directors Plan and 718,500 shares of Common Stock were subject to outstanding options granted (net of canceled or expired options) under the 1996 Directors Plan. The 1996 Directors Plan will expire by its terms in July 2006, and no further option grants can be made under the 1996 Directors Plan after that date. Without the adoption of the 2006 Directors Plan, the Company would be unable to make option grants to non-employee directors in 2006 and beyond, consistent with the Company’s normal compensation practices and common practice in the industry. The 2006 Directors Plan would enable the Company to continue to attract and retain high quality individuals to serve on the Board of Directors.

Summary of 2006 Directors’ Stock Option Plan

The following summary of the material provisions of the proposed 2006 Directors Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the 2006 Directors Plan, which is attached as Appendix 2 to this proxy statement.

General, Purpose and Administration

The Directors Plan provides for the grant of nonqualified stock options to non-employee directors of the Company. It is designed to work automatically and not to require administration; however, to the extent administration is necessary, it will be provided by the Board of Directors.

The purpose of the Directors Plan is to provide an incentive for directors to continue to serve the Company as directors and to assist the Company in recruiting highly qualified individuals when vacancies occur on the Board of Directors. As of March 20, 2006, six non-employee directors of the Company are currently eligible to receive option grants under the 2006 Directors Plan. See “Federal Income Tax Aspects” below for information concerning the tax treatment of non-qualified stock options.

Stock Subject to the 2006 Directors Plan

Under the 2006 Directors Plan, a maximum of 2,500,000 shares of Common Stock will be initially reserved for issuance of stock options. If stock options granted under the 2006 Directors Plan expire or otherwise terminate without being exercised, the shares of Common Stock not purchased pursuant to such stock option again become available for issuance under the 2006 Directors Plan.

Terms of Options

The following is a description of the principal terms of options under the 2006 Directors Plan.

Option Grants.   The 2006 Directors Plan provides that each person who becomes a non-employee director after the effective date of the 2006 Directors Plan, whether by election of the stockholders of the Company or by appointment by the Board of Directors to fill a vacancy, will automatically be granted an option to purchase 45,000 shares of Common Stock on the date on which such person first becomes a non-employee director (the First Option). In addition, non-employee directors (other than the Chairman of the Board of Directors and any director receiving a First Option on the date of the annual meeting) will automatically be granted a subsequent option on the date of the Annual Meeting of Stockholders in each year during such director’s service on the Board (a Subsequent Option) to purchase 20,000 shares of Common Stock under the 2006 Directors Plan. In the case of the Chairman of the Board of Directors, the Subsequent Option will be for 40,000 shares of Common Stock. In addition, the

Company will grant the Chairman of the Audit Committee an option to purchase 10,000 shares of Common Stock under the 2006 Directors Plan (a Committee Chair Option). The Committee Chair Option for the Compensation Committee Chairman and the Nominating Committee Chairman shall be for 5,000 shares of Common Stock. Finally, the Company will grant an option to purchase 2,500 shares to each non-employee director upon such director’s appointment to the Audit Committee, Compensation Committee or Nominating Committee of the Board of Directors, as well as on the date of each Annual Meeting during the director’s service on such committee (a Committee Service Option), other than the Chairman of such committee. There is currently no stock option grant contemplated for participation on other committees.

The 2006 Directors Plan provides that each First Option granted thereunder becomes exercisable in installments cumulatively as to one-third of the shares subject to the First Option on each of the first, second and third anniversaries of the date of grant of the First Option. Each Subsequent Option, Committee Chair Option and Committee Service Option is fully vested on the date of its grant. The options issued pursuant to the 2006 Directors Plan remain exercisable for up to 90 days following the optionee’s termination of service as a director of the Company, unless such termination is a result of death or permanent and total disability, in which case the options (both those already exercisable and those that would have become exercisable had the director remained on the board for an additional 36 months) remain exercisable for up to a 24 month period or unless there is a death of an optionee within 3 months following his or her termination of service, in which case the options will remain exercisable for an additional 6 month period from the date of death.

Exercise Price and Term of Options.   The exercise price of all stock options granted under the 2006 Directors Plan is equal to the fair market value of a share of the Company’s Common Stock on the date of grant of the option. The Board of Directors will determine the fair market value; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be determined based on the public market. Currently, the Common Stock is traded on the Nasdaq National Market and the fair market value per share is equal to the closing price of the Company’s Common Stock on the Nasdaq National Market on the date of grant of the option. Options granted under the 2006 Directors Plan will have a term of ten years.

Effect of Certain Corporate Events.   In the event of the dissolution or liquidation of the Company, a sale of all or substantially all of the assets of the Company, the merger or consolidation of the Company with or into another corporation in which the Company is not the surviving corporation or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, each non-employee director shall have a reasonable time within which to exercise the option, including any part of the option that would not otherwise be exercisable, prior to the effectiveness of such dissolution, liquidation, sale, merger or reorganization, at the end of which time the option shall terminate, or shall receive a substitute option with comparable terms, as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such dissolution, liquidation, sale, merger, consolidation or reorganization.

Duration and Termination.   The Board of Directors may at any time amend or terminate the 2006 Directors Plan, except that such termination cannot affect options previously granted without the agreement of any optionee so affected. If not terminated earlier, the Directors Plan will expire in 2016.

Federal Income Tax Aspects.   The following brief summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 2006 Directors Plan, does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside. The Company advises all eligible directors to consult their own tax advisors concerning tax implications of option grants and exercises and the disposition of stock acquired upon such exercises under the 2006 Directors Plan.

Options granted under the 2006 Directors Plan are nonqualified stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonqualified stock option. However upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. Upon resale of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above will be treated as capital gain (or loss), and will be long-term capital gain if the optionee has held the shares more than one year. For individual taxpayers, the current maximum U.S. federal income tax rate on long-term capital gains under current tax law is

15% whereas the maximum rate on other income is 35%. Capital losses for individual taxpayers are allowed under U.S. tax laws in full against capital gains plus $3,000 of other income. The Company generally will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of a nonstatutory stock option.

Plan Benefits

The following table sets forth information with respect to the stock options granted under the 1996 Directors Plan to the non-employee directors of the Company (six persons) in the fiscal year ended December 31, 2005. As discussed above, the executive officers of the Company and the employees of the Company are not eligible for grants under the 1996 Directors Plan or the proposed 2006 Directors Plan.

Director	Number of Shares Subject to Options Granted under the 1996 Directors Plan	Weighted Average Exercise Price Per Share
Barkas, Alexander	32,500	$6.40
Fritzky, Edward	22,500	$6.40
Homcy, Charles	45,000	$8.60
Kiley, Thomas	22,500	$6.40
Walker, John	22,500	$6.40
Zenner, Patrick	22,500	$6.40

As of March 20, 2006, the aggregate fair market value of shares subject to outstanding options under the 1996 Directors Plan was $6,128,805 based upon the closing price of the Common Stock on the Nasdaq National Market on that date.

Additional Option Grants to Directors

In January 2005, the Company granted stock options under the 2002 Equity Incentive Plan to Dr. Barkas for 20,000 shares of Common Stock, Mr. Walker for 10,000 shares of Common Stock and Mr. Fritzky for 2,500 shares of Common Stock. The options had an exercise price equal to the closing price of the Company’s Common Stock on the date of grant of $8.83 per share. The options have a term of 10 years from the date of grant and were fully vested on the date of grant. For further details about the 2002 Equity Incentive Plan, see Note 12 of Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 1, 2006.

REQUIRED VOTE

Stockholders are requested in this Proposal 3 to approve the 2006 Directors’ Stock Option Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the meeting will be required to approve the proposal. Accordingly, proxies reflecting abstentions as to this proposal will be treated as votes against the 2006 Directors Plan. Broker non-votes, however, will be treated as unvoted for purposes of this proposal, and thus will not be counted as votes for or against the 2006 Directors Plan.

The Board of Directors Unanimously Recommends That
Stockholders Vote FOR Proposal 3

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On the recommendation of the Audit Committee, the Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

The Company has been informed by Ernst & Young LLP that, to the best of their knowledge, neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company or its affiliates.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

REQUIRED VOTE

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will have the same effect as a vote against this proposal. However, the ratification of our selection of Ernst & Young LLP is a matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal.

The Board of Directors Unanimously Recommends That
Stockholders Vote FOR Proposal 4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount and percentage of the outstanding shares of the Common Stock, which, according to the information supplied to the Company, are beneficially owned by (i) each person who, to the best of the Company’s knowledge based exclusively on Schedules 13G filed with the SEC, is the beneficial owner of more than 5% of the Company’s outstanding Common Stock, (ii) each person who is currently a director, three of whom are also nominees for election as directors, (iii) each Named Executive Officer, as defined on page 15 below, and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Geron Corporation, 230 Constitution Drive, Menlo Park, CA 94025. Except for information based on Schedules 13G, as indicated in the footnotes, beneficial ownership is stated as of February 21, 2006.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Directors/Nominees and Named Executive Officers:
Alexander E. Barkas, Ph.D.(2)	360,724	*
Edward V. Fritzky(3)	178,045	*
Charles J. Homcy, M.D.(4)	—	*
Thomas D. Kiley, Esq.(5)	209,845	*
John P. Walker(6)	160,370	*
Patrick J. Zenner(7)	132,083	*
David J. Earp, J.D., Ph.D.(8)	376,855	*
David L. Greenwood(9)	771,028	1.17%
Calvin B. Harley, Ph.D.(10)	458,539	*
Jane S. Lebkowski, Ph.D.(11)	410,193	*
Thomas B. Okarma, Ph.D., M.D.(12)	1,280,428	1.93%
All directors and executive officers as a group (12 persons)	4,507,299	6.50%

*	Represents beneficial ownership of less than 1% of the Common Stock.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of February 21, 2006 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The persons named in this table, to the best of the Company’s knowledge, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2)
Includes 17,308 shares held directly by Alexander E. Barkas, 882 shares held by Lynda Wijcik, the spouse of Dr. Barkas, 17,056 shares held by the Barkas-Wijcik Trust under Agreement dated July 26, 1999, and 325,478 shares issuable upon the exercise of outstanding options held by Dr. Barkas exercisable within 60 days of February 21, 2006.

(3)	Represents 13,462 shares held directly by Edward V. Fritzky and 164,583 shares issuable upon the exercise of outstanding options held by Mr. Fritzky exercisable within 60 days of February 21, 2006.

(4)	Represents no shares issuable upon the exercise of outstanding options held by Charles J. Homcy exercisable within 60 days of February 21, 2006.

(5)
Includes 63,462 shares held directly by Thomas D. Kiley, 9,705 shares held by the Kiley Family Partnership and 46,653 shares held by the Thomas D. Kiley and Nancy L.M. Kiley Revocable Trust under Agreement dated August 7, 1981. Also includes 90,025 shares issuable upon the exercise of outstanding options held by Mr. Kiley exercisable within 60 days of February 21, 2006.

(6)	Includes 2,187 shares held directly by John P. Walker and 158,183 shares issuable upon the exercise of outstanding options held by Mr. Walker exercisable within 60 days of February 21, 2006.

(7)	Represents 132,083 shares issuable upon the exercise of outstanding options held by Patrick J. Zenner exercisable within 60 days of February 21, 2006.

(8)	Includes 20,396 shares held directly by David J. Earp and 356,459 shares issuable upon the exercise of outstanding options held by Dr. Earp exercisable within 60 days of February 21, 2006.

(9)	Includes 16,977 shares held directly by David L. Greenwood and 754,051 shares issuable upon the exercise of outstanding options held by Mr. Greenwood exercisable within 60 days of February 21, 2006.

(10)	Includes 8,035 shares held directly by Calvin B. Harley and 450,504 shares issuable upon the exercise of outstanding options held by Dr. Harley exercisable within 60 days of February 21, 2006.

(11)	Includes 19,254 shares held directly by Jane S. Lebkowski and 390,939 shares issuable upon the exercise of outstanding options held by Dr. Lebkowski exercisable within 60 days of February 21, 2006.

(12)	Includes 31,575 shares held directly by Thomas B. Okarma and 1,248,853 shares issuable upon the exercise of outstanding options held by Dr. Okarma exercisable within 60 days of February 21, 2006.

EQUITY COMPENSATION PLANS

The following table summarizes information with respect to options under Geron’s equity compensation plans at December 31, 2005:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	7,786,707	$7.98	5,359,954	(2),(3)
Equity compensation plans not approved by security holders	5,335,436 (4)	$11.02	—
Total	13,122,143	$9.22	5,359,954

(1)	Includes the 1992 Stock Option Plan, the 1996 Director’s Stock Option Plan and the 2002 Equity Incentive Plan.

(2)	Includes 312,498 shares of common stock reserved for issuance under Geron’s 1996 Employee Stock Purchase Plan.

(3)
Does not include future automatic annual increases under Geron’s 2002 Equity Incentive Plan. The maximum number of shares to be reserved will automatically increase on each anniversary date of the Board of Directors’ adoption of the 2002 Plan during the term of the 2002 Plan by the least of (i) 2,000,000 shares, (ii) 4% of the Company’s outstanding common stock as of such anniversary date, or (iii) a lesser amount determined by the Board.

(4)
Represents outstanding warrants issued in conjunction with equity financing transactions, consulting services agreements and license agreements with research institutions. For further details, see Note 12 of Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2006.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following table sets forth certain information regarding the annual and long-term compensation for services rendered to the Company in all capacities for the fiscal years ended December 31, 2005, 2004 and 2003 of those persons who were, at December 31, 2005, (i) the chief executive officer, (ii) the other four most highly compensated executive officers whose annual salary and bonuses exceeded $100,000 or (iii) any other executive officer who would have qualified under sections (i) or (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of the Company at the end of the 2005 fiscal year (collectively, the Named Executive Officers).

Summary Compensation Table

					Long-Term Compensation Awards
	Annual Compensation
Name and Principal Position	Year	Salary($)	Bonus($)(1)	Other Annual Compensation($)(2)	Securities Underlying Options(#)	All Other Compensation($)(3)
Thomas B. Okarma, M.D., Ph.D.	2005	$445,000	$213,597	$0	110,000	$0
President and Chief	2004	441,000	255,003	0	100,000	0
Executive Officer	2003	420,000	268,230	42,000	100,000	0

David L. Greenwood	2005	350,000	137,802	0	85,000	18,000
Executive Vice President,	2004	340,389	151,204	0	75,000	16,000
Chief Financial Officer,	2003	310,010	153,040	31,000	75,000	14,000
Secretary and Treasurer
David J. Earp, J.D., Ph.D.	2005	275,000	96,246	0	60,000	14,000
Senior Vice President of	2004	267,583	103,850	0	50,000	13,000
Business Development and	2003	243,800	103,290	24,380	37,500	12,000
Chief Patent Counsel

Jane S. Lebkowski, Ph.D.	2005	275,000	90,746	0	60,000	18,000
Senior Vice President of	2004	267,170	103,127	0	50,000	13,000
Regenerative Medicine	2003	235,400	99,730	23,540	37,500	12,000

Calvin B. Harley, Ph.D.	2005	272,000	78,056	0	60,000	18,000
Vice President and Chief	2004	270,110	87,621	0	37,500	10,596
Scientific Officer	2003	257,250	74,260	25,725	37,500	14,000

(1)	The Company paid the 2005 and 2004 bonuses with shares of the Company’s Common Stock equal to the value of each employee’s bonus amount at an average price of $8.50 and $8.82 per share, respectively.

(2)	The amounts in this column consist of retention bonuses paid in January 2004. Following a restructuring in January 2003, the Company entered into employment agreements with its remaining executive officers and certain other employees. Among other provisions, the employment agreements provided for the Company to pay on January 5, 2004 a retention bonus equal to 10% of the employee’s 2003 annual salary. The Company paid the retention bonuses with shares of the Company’s Common Stock equal to the value of each employee’s bonus amount at a price of $10.10 per share. See information about the employment agreements under Employment, Severance and Change of Control Agreements on page 17.

(3)	The amounts in this column consist of matching contributions made by the Company under the Geron 401(k) Plan, a plan providing for broad-based employee participation. Under the 401(k) Plan, participating employees may contribute up to the annual Internal Revenue Service contribution limit. In December 2005, 2004 and 2003, the Board of Directors approved a matching contribution equal to 100% of each employee’s annual contributions during 2005, 2004 and 2003, respectively. The matching contribution is invested in the Company’s Common Stock and vests ratably over four years for each year of service completed by the employee, commencing from the date of hire, until it is fully vested when the employee has completed four years of service. The 2005 contributions were made on January 6, 2006 at a market value of $8.50 per share.

The 2004 contributions were made on January 12, 2005 at a market value of $8.83 per share. The 2003 contributions were made on January 2, 2004 at a market value of $10.10 per share.

Stock Option Grants in Fiscal Year 2005

The following table provides certain information regarding options granted to the Named Executive Officers during the year ended December 31, 2005. No stock appreciation rights were granted during the year.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
Name	Number of Shares Underlying Options Granted(#)(1)	Percent of Total Options Granted to Employees in Fiscal Year(2)	Exercise or Base Price ($/sh)(3)	Expiration Date	5%($)	10%($)
Thomas B. Okarma, Ph.D., M.D.	110,000	7.9%	$6.40	5/6/15	$442,742	$1,121,995
David L. Greenwood	85,000	6.1%	$6.40	5/6/15	$342,119	$866,996
David J. Earp, Ph.D., J.D.	60,000	4.3%	$6.40	5/6/15	$241,496	$611,997
Jane S. Lebkowski, Ph.D.	60,000	4.3%	$6.40	5/6/15	$241,496	$611,997
Calvin B. Harley, Ph.D.	60,000	4.3%	$6.40	5/6/15	$241,496	$611,997

(1)	Each of these stock options, which were granted under the 2002 Equity Incentive Plan, is exercisable in a series of installments measured from the vesting commencement date generally over 48 months, provided that each Named Executive Officer continues to provide services to the Company. In the event of certain transactions involving a change in control of the Company, the options will vest in full. The maximum term of each option grant is ten years from the date of grant.

(2)	Based on an aggregate of 1,393,537 options granted by the Company under the 2002 Equity Incentive Plan in the year ended December 31, 2005 to all employees of the Company, including the Named Executive Officers.

(3)	Exercise price is equal to the closing sales price of the Common Stock underlying the stock option on the grant date as reported on the Nasdaq National Market.

(4)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the SEC. There is no assurance provided to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the ten year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Aggregate Option Exercises in Fiscal Year 2005 and Fiscal Year-End Option Values

The following table sets forth information with respect to stock options exercised during the year ended December 31, 2005 by the Named Executive Officers and unexercised stock options held as of the end of such fiscal year by such persons:

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(2)(#)		Value of Unexercised in-the-Money Options at Fiscal Year-End(3)($)
Name	Shares Acquired on Exercise(#)	Value Realized(1)($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas B. Okarma, Ph.D., M.D.	—	$—	1,200,313	274,687	$2,437,581	$620,089
David L. Greenwood	30,000	200,700	719,572	181,769	1,672,938	471,018
David J. Earp, J.D., Ph.D.	—	—	338,699	108,801	415,243	251,682
Jane S. Lebkowski, Ph.D.	—	—	372,762	109,738	610,518	256,227
Calvin B. Harley, Ph.D.	25,000	146,575	433,421	101,873	1,101,992	248,178

(1)	Fair market value of the Company’s Common Stock on the date of exercise (based on the closing sales price reported on the Nasdaq National Market or the actual sales price if the shares were sold by the optionee on the same date) less the exercise price.

(2)	These stock options, which were granted either under the 2002 Equity Incentive Plan or the 1992 Stock Option Plan, are exercisable in a series of installments measured from the vesting commencement date generally over 48 months, provided that each Named Executive Officer continues to provide services to the Company. In the event of certain transactions involving a change in control of the Company, the options will vest in full. The maximum term of each option grant is ten years from the date of grant.

(3)	Based on the closing sales price of the Common Stock as of December 30, 2005, quoted on the Nasdaq National Market ($8.61 per share), minus the per share exercise price, multiplied by the number of shares underlying the option.

CERTAIN TRANSACTIONS

There has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any current director, executive officer, holder of more than 5% of the Company’s common stock or any immediate family member of any of the foregoing persons had or will have a direct or indirect material interest other than compensation arrangements, described under the caption “Executive Compensation,” and the transactions described below.

The Company has entered into indemnity agreements with all of its officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason for his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company’s Bylaws.

Promissory Note

In January 2002, the Company provided an interest-free loan to Bruce L. Scott, Vice President of Corporate Development, in the principal amount of $150,000 due in January 2004, pursuant to a note secured by a second deed of trust on Mr. Scott’s principal residence in California. In October 2002, Mr. Scott left the Company. The loan agreement and associated documents were amended in June 2003. In accordance with the amended loan agreement, principal balance was repaid in three $50,000 installments. As of December 31, 2005, the entire loan balance had been repaid.

Employment Agreements and Severance Plan

We require each of our employees to enter into a confidentiality agreement prohibiting the employee from disclosing any of our confidential or proprietary information. At the time of commencement of employment, our employees also generally sign offer letters specifying basic terms and conditions of employment.

In January 2003, the Company entered into employment agreements with each of its executive officers and certain key employees. These agreements provide for severance pay equal to a percentage of annual salary (150% in the case of the Chief Executive Officer, 125% in the case of the Chief Financial Officer, and 110% in the case of each of the other executive officers) plus benefits continuation to the affected executive officer in the event his or her employment is terminated involuntarily without cause. Payments under these agreements are to be reduced by the amount of any payments made under the Change of Control Severance Plan described in the next paragraph.

In September 2002, the Board of Directors approved a Change of Control Severance Plan (the Severance Plan) that became effective on January 21, 2003. The Severance Plan applies to all employees, and provides for each employee to receive a severance payment upon a triggering event following a change of control. A triggering event is defined as an event where (i) an employee is terminated by the Company without cause in connection with a change of control or within 12 months following a change of control; or (ii) an employee is not offered comparable employment (new or continuing) by the Company or the Company’s successor or acquirer within 30 days after the change of control or any employment offer is rejected; or (iii) after accepting (or continuing) employment with the Company after a change of control, an employee resigns within six months following a change of control due to a material change in the terms of employment. Severance payments range from two to 18 months of base salary, depending on the employee’s position with the Company.

In the event of a merger, acquisition or similar change in control of the Company, the 1992 Stock Option Plan, the 1996 Directors’ Stock Option Plan, the 2002 Equity Incentive Plan and the 2006 Directors’ Stock Option Plan provide that each outstanding option will accelerate so that each option will be fully exercisable for all of the shares subject to such option immediately prior to the effective date of the transaction. In addition, upon the occurrence of such transaction, the 2002 Plan provides that all of the outstanding repurchase rights of the Company with respect to shares of Common Stock acquired upon exercise of options granted under the 2002 Plan will terminate.

Compensation Committee Interlocks and Insider Participation

Dr. Barkas and Mr. Zenner both served on the Compensation Committee for the fiscal year ended December 31, 2005. With the exception of Dr. Barkas’ term as President and Chief Executive Officer of the Company from May 1992 until May 1993, neither Dr. Barkas nor Mr. Zenner is a former or current officer or employee of the Company or any of its subsidiaries. None of our executive officers serves as a member of a compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT(1)

The Compensation Committee of the Board of Directors (the Committee) is responsible for the approval and administration of the base salary, annual incentive awards and long-term equity-based compensation program for executive officers. The Compensation Committee Charter reflects these various responsibilities, and the Committee and the Board of Directors periodically review and revise the Charter. The Committee is entirely composed of independent directors and Committee membership is determined by the Board of Directors. Executive officers who are also directors are not present during the discussion of their compensation.

Philosophy

The Company’s executive compensation programs are designed to attract, motivate and retain executive officers critical to the Company’s long-term success and the creation of shareholder value. To that end, the Committee believes the total compensation program for executive officers should consist of the following:

•
Base salary:   Base salary ranges are reviewed annually and adjustments are made at the beginning of the fiscal year to reflect changes in job description or market conditions. When establishing or reviewing compensation levels for each executive officer, the Committee considers numerous factors, including the qualifications of the executive, his or her level of relevant experience, specific operating roles and duties and strategic goals for which the executive has responsibility.

•
Annual incentive awards:   Bonuses are awarded on a discretionary basis, usually following the Company’s fiscal year-end, and are based on the achievement of corporate and individual goals set by the Board and the Company’s Chief Executive Officer at the beginning of the year, as well as the financial condition of the Company.

•
Long-term incentive compensation:   The Company has used the grant of options under its 2002 Equity Incentive Plan to underscore the common interests of stockholders and management. Options granted to executive officers are intended to provide a continuing financial incentive to maximize long-term value to stockholders and to make each executive’s total compensation opportunity competitive. In addition, because stock options generally become exercisable over a period of several years, options encourage executives to remain in the long-term employ of the Company. In determining the size of an option to be granted to an executive officer, the Committee takes into account an officer’s position and level of responsibility within the Company, the officer’s existing stock and option holdings, and the potential reward to the officer if the stock price appreciates in the public market.

(1)
This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the Securities Act), or the Securities Exchange Act of 1934, as amended (the Exchange Act), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Committee annually evaluates executive officer compensation after a review of Company performance, individual achievement and consideration of industry compensation levels. The executive compensation program is structured to provide median market pay for median performance relative to the Company’s peers and pay at the 75th percentile for upper quartile performance versus the Company’s peers. In addition, total compensation paid by the Company to its executive officers is designed to be comparable to compensation packages paid to the management of other companies of comparable size in the biopharmaceutical industry. The Committee reviews independent survey data, such as studies provided by the Radford Biotech Survey, as well as data gathered internally. In the biopharmaceutical industry, many traditional measures of corporate performance, such as earnings per share or sales growth, may not readily apply in reviewing performance of executives. Because of the Company’s current stage of development, the Committee evaluates other indications of performance, such as progress of the Company’s research and development programs and corporate development activities, as well as the Company’s success in securing capital sufficient to enable the Company to continue research and development activities.

Chief Executive Officer and Other Executive Officer Compensation

The determination by the Compensation Committee of the Chief Executive Officer’s remuneration is based upon methods consistent with those used for other executive officers. The Committee considers certain quantitative factors, including the Company’s financial, strategic, and operating performance for the year as well as certain qualitative criteria including leadership qualities and management skills, as exhibited by innovations, time and effort devoted to the Company and other general considerations in determining appropriate compensation of the Chief Executive Officer.

In setting the compensation payable for the 2006 fiscal year for the Company’s President and Chief Executive Officer, Thomas B. Okarma, and the other executive officers, the Committee reviewed the importance of each executive officer’s individual achievement in meeting the Company’s goals and objectives set during the prior fiscal year as well as the overall achievement of the goals by the entire company. Specifically, the Compensation Committee concluded that the Company successfully achieved many of its objectives through:

•	closing of a public financing resulting in net proceeds of $58.0 million;

•	continued strengthening of the Company’s intellectual property position;

•	formation of two joint ventures to enable separate funding and focused attention for nuclear transfer and telomerase activation applications;

•
establishment of a research, license and collaboration agreement with Merck & Co., Inc. for the telomerase cancer vaccine which included an exercise of a warrant to purchase Geron stock with aggregate proceeds of $18.0 million;

•	commencement of the Company’s first clinical trial for GRN163L;

•	published animal results for GRNOPC1, the Company’s first human embryonic stem cell-derived therapy; and

•	continued progress in development of other human embryonic stem cell programs.

The Committee established Dr. Okarma’s 2006 base salary at $475,000, which is a 6.7% increase from 2005. The increase was intended to recognize Dr. Okarma’s contributions to the achievement of the above objectives and to recognize the significantly higher level of base salaries paid to chief executive officers of comparably sized companies. The Committee determined the extent to which Dr. Okarma’s individual performance goals and the overall corporate goals were achieved. Based upon this assessment, the Committee awarded Dr. Okarma a bonus of $213,597, which was 48% of his 2005 base salary. As with other employee annual year-end bonuses, Dr. Okarma’s bonus was paid in Geron common stock.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, compensation which qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders.

The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. Having considered the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be “performance-based” and are, therefore, exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company’s cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company’s compensation philosophy and the Company’s best interests.

Committee’s Conclusion

The Committee has reviewed all components of the Company’s executive officers’ compensation, including the Chief Executive Officer. Based on this review, the Committee finds the Chief Executive Officer’s and other executive officers’ total compensation in the aggregate to be reasonable and not excessive. The Committee believes that the relative difference between the compensation of the Chief Executive Officer and the compensation of the Company’s other executive officers is consistent with such differences found in peer groups and the industry. Further, the Committee has reviewed the relationship between the pay for the Chief Executive Officer and for the other executive officers and has deemed it to be appropriate.

This report is submitted by the Compensation Committee.

Alexander E. Barkas, Ph.D.
Patrick J. Zenner

PERFORMANCE GRAPH(1)

The following graph compares total stockholder returns of the Company for the last five fiscal years beginning December 29, 2000 to two indices: the Nasdaq CRSP Total Return Index for the Nasdaq Stock Market-U.S. Companies (the Nasdaq-US) and the Nasdaq Pharmaceutical Index (the Nasdaq-Pharmaceutical). The total return for the Company’s stock and for each index assumes the reinvestment of dividends, although dividends have never been declared on the Company’s stock, and is based on the returns of the component companies weighted according to their capitalizations as of the end of each quarterly period. The Nasdaq-US tracks the aggregate price performance of equity securities of U.S. companies traded on the Nasdaq National Market (the NNM). The Nasdaq-Pharmaceutical, which is calculated and supplied by Nasdaq, represents pharmaceutical companies, including biotechnology companies, trading on Nasdaq under the Standard Industrial Classification (SIC) Code No. 283 Drugs main category (2833 — Medicinals & Botanicals, 2834 — Pharmaceutical Preparations, 2835 — Diagnostic Substances, 2836 — Biological Products). The Company’s Common Stock is traded on the NNM and is a component of both the Nasdaq-US and the Nasdaq-Pharmaceutical.

Comparison of Five Year Cumulative Total Return on Investment Among
Geron Corporation, the Nasdaq-US Index and the Nasdaq-Pharmaceutical Index(2)

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)	Shows the cumulative total return on investment assuming an investment of $100 in each of the Company, the Nasdaq-US and the Nasdaq-Pharmaceutical on December 29, 2000. The cumulative total return on the Company’s stock has been computed based on a price of $15.438 per share, the price at which the Company’s shares closed on December 29, 2000.

AUDIT COMMITTEE REPORT(1)

The Audit Committee of Geron Corporation’s Board of Directors is comprised of three independent directors as required by the listing standards of the Nasdaq Stock Market, Inc. (Nasdaq). The Audit Committee operates pursuant to a written charter adopted and amended by the Board of Directors in March 2005. A copy of the Committee’s amended and restated charter is available on the Company’s website at http://www.geron.com or to any stockholder otherwise requesting a copy.

The members of the Audit Committee are Messrs. Walker (Chairman), Fritzky and Kiley. The Board has determined that all members of the Committee are financially literate as required by Nasdaq. The Board has also determined that Mr. Walker is an audit committee financial expert as defined by Nasdaq.

The primary function of the Audit Committee is to provide advice with respect to the Company’s financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding (i) the quality and integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the independent registered public accounting firm serving as auditors of the Company and (iv) the performance of the Company’s independent auditors. The Audit Committee’s primary duties and responsibilities relate to:

•	maintenance by management of the reliability and integrity of the accounting policies and financial reporting and financial disclosure practices of the Company;

•	establishment and maintenance by management of processes to assure that an adequate system of internal controls is functioning within the Company; and

•	retention and termination of the independent auditors.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee hereby reports as follows:

1)	The Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2005 with management and the independent auditors.

2)	The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), other professional standards, membership provisions of the SEC Practice Session, and other SEC rules, as currently in effect.

3)	The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company.

4)	The Audit Committee has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

(1)	This Section is not “soliciting material” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.

Submitted on February 24, 2006 by the members of the Audit Committee of the Company’s Board of Directors.

John P. Walker (Chairman)
Edward V. Fritzky
Thomas D. Kiley, Esq.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent auditors. Under the Audit Committee’s charter, all auditor engagements must be approved in advance by the Audit Committee. All engagements require consideration and approval by the full Audit Committee. The Chairman of the Audit Committee must be notified at any time the fees for a specific project exceed 20% over the approved budget for authorization to continue the project. Management recommendations will be considered in connection with such engagements, but management will have no authority to approve engagements. At each quarterly Audit Committee meeting, management prepares a schedule of all fees paid to Ernst & Young LLP during the previous quarter and estimated fees for projects contemplated in the following quarter.

Upon recommendation by the Audit Committee, the Board of Directors selected Ernst & Young LLP to act in the same capacity for the fiscal year ending December 31, 2006. The Company has been informed by Ernst & Young LLP, to the best of their knowledge, that neither the firm nor any of its members or their associates has any financial interest, direct or indirect in the Company or its affiliates. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from the stockholders.

Audit Fees and All Other Fees

The Audit Committee approved 100% of all audit, audit related, tax and other services provided by Ernst & Young LLP in 2005 and 2004. The Audit Committee has concluded that the provision of the audit related services is compatible with maintaining Ernst & Young LLP’s independence. The total fees paid to Ernst & Young LLP for the last two fiscal years are as follows:

	Fiscal Year Ended December 31, 2005	Fiscal Year Ended December 31, 2004
Audit Fees(1)	$450,054	$420,204
Audit Related Fees(2)	5,330	60,066
Tax Fees	29,018	13,943
All Other Fees	1,225	1,500

(1)	Audit Fees include the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements included in our Quarterly Reports on Forms 10-Q and services provided in connection with SEC filings, including consents and comfort letters.

(2)	Audit Related Fees include consultations on accounting and auditing matters related to proposed transactions and consultation on compliance requirements related to Section 404 of the Sarbanes-Oxley Act of 2002.

CORPORATE GOVERNANCE

The Company has an ongoing commitment to good governance and business practices. In furtherance of this commitment the Company regularly monitors developments in the area of corporate governance and reviews its processes and procedures in light of such developments. The Company complies with the rules and regulations promulgated by the SEC and Nasdaq, and implements other corporate governance practices as it believes are in the best interest of the Company and its stockholders. The Company believes that it has in place policies which are designed to enhance our stockholders’ interests.

Code of Conduct

In 2003, the Company adopted a Code of Conduct (the Code of Conduct), which is available in its entirety on the Company’s website at http://www.geron.com and to any stockholder otherwise requesting a copy. All Company employees, officers, and directors, including the Chief Executive Officer and Chief Financial Officer, are required to adhere to the Code of Conduct in discharging their work-related responsibilities. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. Amendments to the Code of Conduct, and any waivers from the Code of Conduct granted to directors or executive officers, will also be made available through the Company’s website as they are adopted.

In keeping with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for receipt and handling of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. Contact information for the Chairman of the Audit Committee has been distributed to all employees to allow for the confidential, anonymous submission by its employees of concerns regarding accounting or auditing matters.

The Board of Directors

One class of the Board is elected annually, and each of our directors stands for election every three years. Presently the Board is comprised of seven directors, one of whom is an executive officer and six of whom have been affirmatively determined by the Board to be independent, meeting the objective requirements set forth by the SEC and Nasdaq, and having no relationship, direct or indirect, to the Company other than as stockholders or through their service on the Board.

The Board maintains three committees whose functions are described on page 6 of this Proxy Statement. Committee membership is determined by the Board, and all committee members are independent directors as determined by the Board. Each committee maintains a written charter detailing its authority and responsibilities. These charters are reviewed periodically as legislative and regulatory developments and business circumstances warrant and are available in their entirety on the Company’s website at http://www.geron.com and to any stockholder otherwise requesting a copy. The Nominating Committee Charter was adopted by the Board of Directors in March 2004.

Stockholders wishing to communicate with the Board of Directors, or with a specific Board member, may do so by writing to the Board, or to the particular Board member, and delivering the communication in person or mailing it to: Board of Directors, c/o David L. Greenwood, Corporate Secretary, Geron Corporation, 230 Constitution Drive, Menlo Park, CA 94025. All mail addressed in this manner will be delivered to the Chair or Chairs of the Committees with responsibilities touching most closely on the matters addressed in the communication. From time to time, the Board may change the process by means of which stockholders may communicate with the Board or its members. Please refer to the Company’s website for any changes in this process.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities (collectively Reporting Persons), to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal year ended December 31, 2005, all Reporting Persons complied with the applicable filing requirement on a timely basis.

Stockholder Nominations and Proposals for 2007 Annual Meeting

The Company expects to hold its 2007 Annual Meeting of Stockholders in May 2007. All proposals of stockholders intended to be presented at the 2007 Annual Meeting of Stockholders must be directed to the attention of the Company’s Secretary, at the address set forth on the first page of this proxy statement, so that they are received by December 15, 2006, if they are to be considered for possible inclusion in the proxy statement and form of proxy used in connection with such meeting. In compliance with Exchange Act Rule 14a-8, stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so by January 15, 2007. In addition, the Company’s Bylaws provide for notice procedures to recommend a person for nomination as a director and to propose business to be considered by stockholders at a meeting. Copies of the Company’s Bylaws may be obtained from the Company’s Secretary.

Stockholders who wish to submit a proposed nominee to the Nominating Committee (the Committee) should send written notice to Dr. Alexander Barkas, Nominating Committee Chairman, Geron Corporation, 230 Constitution Drive, Menlo Park, CA 94025, within the time periods set forth above. Such notification should set forth all information relating to such nominee as is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected, the name and address of such stockholder or beneficial owner on whose behalf the nomination is being made, and the class and number of shares of the Company owned beneficially and of record by such stockholder or beneficial owner. The Committee will consider stockholder nominees on the same terms as nominees selected by the Committee.

The Committee believes that nominees for election to the Board must possess certain minimum qualifications and attributes. The nominee: 1) must meet the objective independence requirements set forth by the SEC and Nasdaq, 2) must exhibit strong personal integrity, character and ethics, and a commitment to ethical business and accounting practices, 3) must not be involved in on-going litigation with the Company or be employed by an entity which is engaged in such litigation and 4) must not be the subject of any on-going criminal investigations, including investigations for fraud or financial misconduct. In addition, the Committee may consider the following criteria, among others:

(i)	experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;

(ii)	experience in the Company’s industry and with relevant social policy concerns;

(iii)	experience as a board member of another publicly held company;

(iv)	academic expertise in an area of the Company’s operations; and

(v)	practical and mature business judgment, including ability to make independent analytical inquiries.

Directors are expected to rigorously prepare for, attend and participate in Board meetings and meetings of the Committees of the Board of Directors on which they serve, to ask direct questions and require straight answers, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities and duties as directors. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as an outstanding director.

Except as set forth above, the Committee does not currently have a formal policy regarding the handling or consideration of director candidate recommendations received from a stockholder, or a formal process for identifying and evaluating nominees for directors (including nominees recommended by stockholders). These issues will be considered by the Committee, which will then make a recommendation to the Board.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

David L. Greenwood
Secretary

April 3, 2006

APPENDIX 1

CERTIFICATE OF AMENDMENT
OF THE RESTATED CERTIFICATE OF INCORPORATION
OF GERON CORPORATION,
A DELAWARE CORPORATION

The undersigned, David L. Greenwood, hereby certifies that:

FIRST.  He is the duly elected and acting Executive Vice President, Chief Financial Officer, Secretary and Treasurer of Geron Corporation, a Delaware corporation (the “Corporation”).

SECOND.  The Corporation’s Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on March 24, 1998; a Certificate of Designation was filed with the Secretary of State on March 27, 1998; a Certificate of Amendment of Restated Certificate of Incorporation was filed with the Secretary of State on December 14, 1999; and a Certificate of Amendment of Restated Certificate of Incorporation was filed with the Secretary of State on June 28, 2000; a Certificate of Designation was filed with the Secretary of State on August 1, 2001; a Certificate of Designation was filed with the Secretary of State on August 1, 2001; and a Certificate of Amendment of the Restated Certificate of Incorporation was filed with the Secretary of State on May 22, 2002.

THIRD.  The amendment of the Restated Certificate of Incorporation of the Corporation herein certified was duly adopted by this Corporation’s Board of Directors and approved by the Corporation’s stockholders in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH.  Article IV, Paragraph (A) of the Corporation’s Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

“(A)  Class of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Two Hundred Three Million (203,000,000) shares. Two Hundred Million (200,000,000) shares shall be Common Stock, par value $0.001 per share, and Three Million (3,000,000) shares shall be Preferred Stock, par value $0.001 per share.”

FIFTH.  All other provisions of the Second Restated Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be duly executed on behalf of the Corporation at Menlo Park, California this 24th day of May 2006.

Geron Corporation
a Delaware corporation

By:
David L Greenwood
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer

APPENDIX 2

GERON CORPORATION
2006 DIRECTORS’ STOCK OPTION PLAN

1.	Purposes of the Plan.

The purposes of this Directors’ Stock Option Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

All options granted hereunder shall be “nonqualified stock options”.

2.	Definitions.

As used herein, the following definitions shall apply:

(a)	“Board” shall mean the Board of Directors of the Company.

(b)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)	“Common Stock” shall mean the Common Stock of the Company.

(d)	“Company” shall mean Geron Corporation, a Delaware corporation.

(e)	“Continuous Status as a Director” shall mean the absence of any interruption or termination of service as a Director.

(f)	“Director” shall mean a member of the Board.

(g)
“Employee” shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(h)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(i)
“Option” shall mean a stock option granted pursuant to the Plan. All Options shall be nonqualified stock options (i.e., options that are not intended to qualify as incentive stock options under Section 422 of the Code).

(j)	“Optioned Stock” shall mean the Common Stock subject to an Option.

(k)	“Optionee” shall mean an Outside Director who receives an Option.

(l)	“Outside Director” shall mean a Director who is not an Employee.

(m)	“Parent” shall mean a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(n)	“Plan” shall mean this 2006 Directors’ Stock Option Plan.

(o)	“Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

(p)	“Subsidiary” shall mean a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.	Stock Subject to the Plan.

Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 2,500,000 Shares (the “Pool”) of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. If Shares which were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan.

4.	Administration of and Grants of Options under the Plan.

(a)	Administrator. Except as otherwise required herein, the Plan shall be administered by the Board.

(b)	Procedure for Grants. All grants of Options hereunder shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

(i)	No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

(ii)
Each Outside Director shall be automatically granted an Option to purchase 45,000 Shares (the “First Option”) on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy.

(iii)
Each Outside Director, other than the Chairman of the Board or an Outside Director whose First Option is being granted on the date of the Annual Meeting of the Company’s stockholders, shall be automatically granted an Option to purchase 20,000 Shares (a “Subsequent Option”) on the date of the Annual Meeting of the Company’s stockholders in each year of his service. The Subsequent Option granted to the Chairman of the Board under this Section 4(b)(iii) shall be an Option to purchase 40,000 Shares.

(iv)
Each Outside Director who is appointed to serve on the Audit Committee, the Compensation Committee, Nominating Committee or another standing committee of the Board designated by the Board as qualifying for such grant, shall each be automatically granted an Option to purchase 2,500 Shares (a “First Committee Service Option”) on the date on which such person first is appointed to serve on such standing committee.

(v)
Each Outside Director, other than the Chairman of the Audit Committee, Compensation Committee, Nominating Committee or another so designated standing committee of the Board or an Outside Director whose First Committee Service Option is being granted on the date of the Annual Meeting of the Company’s stockholders, who continues to serve on the Audit Committee, the Compensation Committee, Nominating Committee or another so designated standing committee of the Board, shall be automatically granted an Option to purchase 2,500 Shares (a “Subsequent Committee Service Option”) on the date of the Annual Meeting of the Company’s stockholders.

(vi)
Each Outside Director, who serves as a Chairman of the Audit Committee, Compensation Committee or Nominating Committee or another standing committee of the Board designated by the Board as qualifying for such grant, shall be automatically granted an Option to purchase Shares (a “Committee Chair Service Option”) on the date of the Annual Meeting of the Company’s stockholders. The Committee Chair Service Option granted to the Audit Committee Chairman under this Section 4(b)(vi) shall be an Option to purchase 10,000 Shares. The Committee Chair Service Option granted to the Compensation Committee Chairman and Nominating Committee Chairman under this Section 4(b)(vi) shall each be an Option to purchase 5,000 Shares.

(vii)
Notwithstanding the provisions of subsections (ii), (iii), (iv), (v) and (vi) hereof, in the event that a grant would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors receiving an Option on such date on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

(viii)	The terms of each First Option granted hereunder shall be as follows:

(1)	the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 hereof.

(2)	the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the First Option, determined in accordance with Section 8 hereof.

(3)	the First Option shall become exercisable in installments cumulatively as to 33 1/3% of the Shares subject to the First Option on each of the first, second and third anniversaries of the date of grant of the First Option.

(ix)	The terms of each Subsequent Option granted hereunder shall be as follows:

(1)	the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 hereof.

(2)	the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the Subsequent Option, determined in accordance with Section 8 hereof.

(3)	the Subsequent Option shall become exercisable as to one hundred percent (100%) of the Shares subject to the Subsequent Option on the date of grant of the Subsequent Option.

(x)	The terms of each First Committee Service Option granted hereunder shall be as follows:

(1)	the First Committee Service Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 hereof.

(2)	the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the First Committee Service Option, determined in accordance with Section 8 hereof.

(3)	the First Committee Service Option shall become exercisable as to one hundred percent (100%) of the Shares subject to the First Committee Service Option on the date of grant of the First Committee Service Option.

(xi)	The terms of each Subsequent Committee Service Option granted hereunder shall be as follows:

(1)	the Subsequent Committee Service Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 hereof.

(2)	the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the Subsequent Committee Service Option, determined in accordance with Section 8 hereof.

(3)	the Subsequent Committee Service Option shall become exercisable as to one hundred percent (100%) of the Shares subject to the Subsequent Committee Service Option on the date of grant of the Subsequent Committee Service Option.

(xii)	The terms of each Committee Chair Service Option granted hereunder shall be as follows:

(1)	the Committee Chair Service Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 hereof.

(2)	the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the Committee Chair Service Option, determined in accordance with Section 8 hereof.

(3)	the Committee Chair Service Option shall become exercisable as to one hundred percent (100%) of the Shares subject to the Committee Chair Service Option on the date of grant of the Committee Chair Service Option.

(c)	Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(d)	Effect of Board’s Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

(e)	Suspension or Termination of Option. If the President or his or her designee reasonably believes that an Optionee has committed an act of misconduct, the President may suspend the Optionee’s right to exercise any option pending a determination by the Board of Directors (excluding the Outside Director accused of such misconduct). If the Board of Directors (excluding the Outside Director accused of such misconduct) determines an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his or her estate shall be entitled to exercise any option whatsoever. In making such determination, the Board of Directors (excluding the Outside Director accused of such misconduct) shall act fairly and shall give the Optionee an opportunity to appear and present evidence on Optionee’s behalf at a hearing before the Board or a committee of the Board.

5.	Eligibility.

Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4(b) hereof. An Outside Director who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

6.	Term of Plan; Effective Date.

The Plan shall become effective upon its initial adoption by the Board and shall continue in effect until it is terminated under Section 15 of the Plan. No Options may be issued under the Plan after the tenth (10th) anniversary of the earlier of (i) the date upon which the Plan is adopted by the Board or (ii) the date the Plan is approved by the stockholders.

7.	Term of Options.

The term of each Option shall be ten (10) years from the date of grant thereof.

8.	Exercise Price and Consideration.

(a)	Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the fair market value per Share on the date of grant of the Option.

(b)
Fair Market Value. The fair market value shall be determined by the Board; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock in the over-the-counter market on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (“Nasdaq”) System) or, in the event the Common Stock is traded on the Nasdaq National Market or listed on a stock exchange, the fair market value per Share shall be the closing price on such system or exchange on the date of grant of the Option, as reported in The Wall Street Journal. With respect to any Options granted hereunder concurrently with the initial effectiveness of the Plan, the fair market value shall be the Price to Public as set forth in the final prospectus relating to such initial public offering.

(c)
Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash, check, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (which, if acquired from the Company, shall have been held for at least six months), or any combination of such methods of payment and/or any other consideration or method of payment as shall be permitted under applicable corporate law.

9.	Exercise of Option.

(a)
Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) hereof; provided, however, that no Options shall be exercisable prior to stockholder approval of the Plan in accordance with Section 17 hereof has been obtained.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)
Termination of Status as a Director. If an Outside Director ceases to serve as a Director, he or she may, but only within ninety (90) days after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that such Outside Director was not entitled to exercise an Option at the date of such termination, or does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

(c)
Disability of Optionee. Notwithstanding Section 9(b) above, in the event a Director is unable to continue his or her service as a Director of the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), he or she may, but only within twenty-four (24) months from the date of such termination, exercise his or her Option to the extent of the right to exercise that would have accrued had the Optionee remained in Continuous Status as Director for thirty-six (36) months (or such lesser period of time as is determined by the Board) after the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

(d)	Death of Optionee. In the event of the death of an Optionee:

(i)
During the term of the Option, if the Optionee is, at the time of his or her death, a Director of the Company and has been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within twenty-four (24) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as Director for thirty-six (36) months (or such lesser period of time as is determined by the Board) after the date of death. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired.

(ii)
Within three (3) months after the termination of Continuous Status as a Director, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination. Notwithstanding the foregoing, in no event may the option be exercised after its term set forth in Section 7 has expired.

10.	Nontransferability of Options.

The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order (as defined by the Code or the rules thereunder). The designation of a beneficiary by an Optionee does not constitute a transfer. An Option may be exercised during the lifetime of an Optionee only by the Optionee or a transferee permitted by this Section.

11.	Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a)
Adjustment. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, and the number of shares of Common Stock to be granted under the provisions set forth in Section 4 of the Plan, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b)	Corporate Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation in which the Company is not the surviving corporation, or (iv) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, the Company shall give to the Eligible Director, at the time of adoption of the plan for liquidation, dissolution, sale, merger, consolidation or reorganization, a reasonable time thereafter within which to exercise the Option, including Shares as to which the Option would not be otherwise exercisable, prior to the effectiveness of such liquidation, dissolution, sale, merger, consolidation or reorganization, at the end of which time the Option shall terminate.

12.	Time of Granting Options.

The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

13.	Amendment and Termination of the Plan.

(a)	Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary and desirable to comply with any applicable law or regulation, the Company shall obtain approval of the stockholders of the Company of Plan amendments to the extent and in the manner required by such law or regulation.

(b)	Effect of Amendment or Termination. Any such amendment or termination of the Plan that would impair the rights of any Optionee shall not affect Options already granted to such Optionee and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

14.	Conditions Upon Issuance of Shares.

Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

15.	Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16.	Option Agreement.

Options shall be evidenced by written option agreements in such form as the Board shall approve.

17.	Stockholder Approval.

The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Options may be granted or awarded prior to such stockholder approval, provided that such Options shall not be exercisable, shall not vest and the restrictions thereon shall not lapse prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Options previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

* * * * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of Geron Corporation on May 24, 2006.

Executed at Menlo Park, California on this 24th day of May, 2006.

David L. Greenwood
Secretary

€	Please Detach Here You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope	€

1. Election of Class I Directors.

☐		FOR the nominees			☐	WITHHOLD authority to vote				☒	Please mark your votes
		(except as indicated)				for the nominees					as in this example.

Nominees: Thomas B. Okarma, Ph.D., M.D., John P. Walker and Patrick J. Zenner

If you wish to withhold authority to vote for any individual nominee, strike a line through that individual’s name.

2.	To amend the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock to 200,000,000 shares.						4.	To ratify appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

	☐	FOR	☐	AGAINST	☐	ABSTAIN		☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	To approve the Company’s 2006 Directors’ Stock Option Plan, to replace the 1996 Directors’ Stock Option Plan, which is expiring.						5.	As said proxies deem advisable on such other matters as may come before the meeting and any adjournment(s) or postponement(s) thereof.

	☐	FOR	☐	AGAINST	☐	ABSTAIN		☐	FOR	☐	AGAINST	☐	ABSTAIN

									PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.

									Note: This proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned in the enclosed envelope.

									Dated: __________________________ , 2006

									Signature(s)

Please sign exactly as name(s) appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P
R	GERON CORPORATION
O	2006 ANNUAL MEETING OF STOCKHOLDERS
X Y

The undersigned stockholder of Geron Corporation, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 3, 2006, and hereby appoints Thomas B. Okarma and David L. Greenwood, or any of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2006 Annual Meeting of Stockholders of Geron Corporation to be held on May 24, 2006, at 8:30 a.m. local time, at the Company’s headquarters at 230 Constitution Drive, Menlo Park, CA 94025 and at any adjournment(s) or postponement(s) thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) for the election of three Class I Directors to hold office until the Annual Meeting of Stockholders in the year 2009; (2) to amend the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock to 200,000,000 shares: (3) to approve the Company’s 2006 Directors’ Stock Option Plan, to replace the 1996 Directors’ Stock Option Plan, which is expiring; (4) to ratify appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and as said proxies deem advisable on such other matters as may come before the meeting and any adjournment(s) or postponement(s) thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE